EXHIBIT 3.3

SHIFTPIXY, INC.

Warrant Agreement

I hereby understand that the Units of SHIFTPIXY, INC., a Wyoming Corporation (the "Company"), include a warrant to purchase one additional share at $2 within one year of subscription date and one warrant to purchase an additional share at $3 within two years of subscription date. These warrants may not be separated from the original shares. I shall tender the full subscription amount in the form of a check, draft, or money order payable to the Company when/if I decide to exercise my warrants. If I don't exercise my warrants within the required timeframe they shall expire unexercised.

I am a resident of the State of _________________________________.

________________________________________________________________________

IN WITNESS WHEREOF, I have this Agreement on the _______________ day of _____________, 2016.

How each Unit is to be held:

Print Subscriber's Name: ____________________________

( ) Individual

( ) Corporation

( ) Joint Tenants WROS

( ) Specify

Signature of Subscriber: _____________________________

Mailing Address: __________________________________________________

________________________________________________________________

City, State, and Zip Code

Social Security or Federal I.D. Number: _____________________

RECEIPT AND ACCEPTANCE

SHIFTPIXY, INC.., hereby acknowledges receipt from the subscriber of $________________, for (# of Units)__________________ Units and accepts such applicant's above subscription.

SHIFTPIXY, INC.

By: ____________________________________	Date: _______________________
(Title)